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                                                                 EXHIBIT 10.15.1

                               SUBLEASE AGREEMENT
                               379 THORNALL STREET
                               EDISON, NEW JERSEY

      This Sublease (the "Sublease") is made and entered into as of the __day of March 2004 by and between EASYLINK SERVICES, INC. (formerly known as MAIL.COM BUSINESS MESSAGING SERVICES, INC.) with an address at 33 Knightsbridge Road Piscataway, New Jersey 08854, (Sublessor"), and HANOVERTRADE, INC. a New Jersey Corporation with an address after commencement of this Sublease at 379 Thornall Street, Edison, New Jersey (the "Sublessee").

                              W I T N E S S E T H:

      A. Sublessor as a Tenant, has heretofore entered into a certain lease fully executed as of June 19, 2000 ("Prime Lease") with METRO FOUR ASSOCIATES LIMITED PARTNERSHIP, a New Jersey Limited Partnership (the "Landlord") for certain premises consisting of approximately 6,028 rentable square feet (the "Premises") on the second floor within a building located at 379 Thornall Street, Edison, New Jersey (the "Building").

      B. The Sublessee desires to sublease a portion of the Premises consisting of approximately 3,400 square feet, as shown on Exhibit "A" attached hereto and hereby made a part hereof (the "Subleased Premises"), and Sublessor is willing to sublease the Subleased Premises to Sublessee as provided in this Sublease.

            NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Sublessor and the Sublessee, the Sublessor and the Sublessee do hereby agree as follows:

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            1.    Sublease of Subleased Premises. Sublessor hereby subleases to
Sublessee and Sublessee hereby subleases from Sublessor the Subleased Premises. Sublessee has inspected the Subleased Premises and agrees to accept the same in broom clean condition but otherwise "as is" without any agreements, representations, understandings or obligations on the part of Sublessor, or any other party, to perform any alterations, repairs or improvements or services thereto in order to prepare the Subleased Premises for Sublessee's occupancy.

            2.    Sublease Term.

                  (a) The Sublessor shall deliver possession of the Subleased Premises and the Sublease Term shall commence on April 10, 2004 (the "Commencement Date") and subject to the Prime Lease shall end on September 30, 2005. In the event Sublessor is unable to deliver possession of the Subleased Premises to Sublessee by the Commencement Date due to causes beyond the control of Sublessor, Sublessor, its agents and employees, shall not be liable or responsible for any claims, damages or liabilities arising in connection therewith or by reason thereof, nor shall Sublessee be excused or released from this Sublease, because of Sublessor's inability to deliver the Subleased Premises however in the event that possession is not delivered to Sublessee on or prior to April 10, 2004, the payment of Basic Rent and additional rent, pursuant to this Sublease shall be postponed for a time period commensurate with such delay. In the event that possession is not delivered to Sublessee on or prior to May 15, 2004, then in that event Sublessee may, until possession is delivered, cancel this Sublease by 5 days prior written notice to Sublessor, provided however that if the Subleased Premises are delivered prior to the end of said 5 day period the said cancellation shall be null and void and this Sublease shall continue in full force and effect.

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                  (b)   Sublessee acknowledges that Subleased Premises are only
a portion of the Premises leased by Sublessor and that the Subleased Premises shall be only as designated on Exhibit "A" and as otherwise physically designated by Sublessor as separate from the balance of Sublessor's space, (the "Remaining Space") but that Sublessor shall not construct a wall between the Subleased Premises and the balance of the Sublessor's space unless and until Sublessor secures a subtenant for such Remaining Space. Prior to the construction of such wall by Sublessor, the Sublessee shall conduct its business only within the Subleased Premises and shall not use the Remaining Space for any purposes. If the Sublessee shall use any portion of the said Remaining Space for any purpose and such use continues for 2 days after notice ("Sublessor's Notice") from Sublessor, then in that event Sublessee shall pay to Sublessor rent of $23.00 per square foot per annum for the entire Remaining Space from the second day after the Sublessor's Notice of such use until vacated and shall indemnify and hold Sublessor harmless from and against any and all loss, expense, damages or other cost of any nature whatsoever in connection with such use and/or occupancy. Sublessor's access to the Subleased Premises and the Remaining Space, until construction of the said wall shall be limited to entry in the presence of a representative of the Sublessor or without such representative in the event of an emergency. From and after completion of the said wall Sublessor shall control the entire Remaining Space. At such time as Sublessor shall construct the aforesaid wall, Sublessee shall provide Sublessor reasonable access in and to the Subleased Premises to complete such construction. Sublessor shall be responsible for the entire cost of the installation of such demising wall, which shall reach from the floor to the ceiling deck and shall conform to all legal requirements. Sublessor shall take all reasonable efforts to minimize the interference with and disruption to Sublessee's business.

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                  (c)   From and after the delivery of possession of the
Subleased Premises to Sublessee and the commencement of the Sublease Term the Sublessee shall have the right, subject to the terms and conditions of this Sublease and the Prime Lease, including but not limited to Article 12, to enter the Subleased Premises and to install certain Tenant Changes therein.

            3. Rent. The Sublessee agrees to pay Sublessor as Basic Rent for the Subleased Premises as follows:

                  (a) The Basic Rent shall be $105,787.11 payable in advance monthly installments of $6,516.66 per month beginning May 25, 2004 throughout the Term of the Sublease except that one entire monthly payment of Basic Rent will be due upon the execution of this Sublease. Basic Rent shall be abated from April 10, 2004 through May 24, 2004, however Sublessee shall comply with all other terms, conditions and requirements of this Sublease during such period.

                  (b) Subject to (a) above, all Basic Rent shall be payable in advance on or before the first day of each calendar month during the term in the same fashion as required by the Prime Lease.

                  (c) Sublessee shall be assessed a late payment charge of five percent (5%) each month on a cumulative basis of any installment of Basic Rent when paid more than five (5) days after the due date.

                  (d) In the event that Basic Rent payments pursuant to this Sublease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rent for such month shall be prorated. Except as specifically provided in the Prime Lease and/or this Sublease, Sublessee's covenant to pay Basic

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Rent is independent of every other covenant set forth in this Sublease and the monthly Basic Rent will be paid without any setoff, recoupment, deduction or abatement whatsoever.

            4.    Use.

            The Sublessee shall use and occupy the Subleased Premises in conformance with the terms and conditions of the Prime Lease, and for no other purpose.

            5.    Incorporation of Prime Lease Provisions.

                  (a) Except as may be inconsistent with other terms of this Sublease (which terms shall control in the event of a conflict), it is hereby understood and agreed between Sublessor and Sublessee that all terms and conditions of the Prime Lease between the Sublessor and the Landlord and all modifications of the same, which Sublessee acknowledges that Sublessee has reviewed and which are incorporated by reference in whole into this Sublease and attached hereto as Exhibit "B". It is further understood that Sublessee's rights shall at all times be subordinate and subject to the provisions of the Prime Lease. The foregoing notwithstanding, it is understood that Sublessor shall have no obligation to provide (and Sublessee shall have no right to receive) any of the services, statements, reporting requirements, notices or any other entitlements afforded Sublessor in the Prime Lease, but such services, statements, reporting requirements, notices or other entitlements may be fully provided by the Landlord or by its transferees or assigns if arranged for by Sublessee and agreed upon by Landlord. Sublessor agrees that Sublessor shall use reasonable efforts to secure performance by Landlord of the Landlord obligations under the Prime Lease as the same affect the Subleased Premises. The sole responsibility of Sublessor to Sublessee shall be its obligations as set forth in this Sublease. Further, the obligations of Tenant to Landlord as set forth in the Prime Lease shall be deemed

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obligations of Sublessee to Sublessor with respect to the Subleased Premises, including a pro rata amount of any charge assessed to Sublessor by Landlord as above set forth.

                  (b) Notwithstanding the foregoing this Sublease shall not include the benefit or the obligations of the following clauses in the Prime Lease, all of which shall not be included herein and not be applicable hereto:

                                      LEASE

                           Sections 1.04 (a) and 3.01
                           Articles 4,5, 8, 30 and 35
                                    Exhibit C

                  (c) In the event that the Prime Lease shall be cancelled or terminated for any reason, then subject to the terms hereof, this Sublease shall cancel and/or terminate simultaneously therewith. Sublessor agrees that Sublessor shall not perform any acts that would constitute a breach of the terms and conditions of the Prime Lease.

            6. Contingency. This Sublease is contingent upon Sublessor and Sublessee obtaining Landlord's written consent to this Sublease on or prior to the Commencement Date hereof and the execution by Landlord of the Consent to Sublease in such form as required by the Landlord.

            If the above condition is not satisfied on or prior to the Commencement Date, either party may terminate this Sublease by written notice to the other party delivered on or prior to 5:00 p.m. on the Commencement Date and neither party shall have any remaining liabilities or obligations with respect to this Sublease. If such notice of termination is not delivered as above provided than this Sublease shall continue in full force and effect any neither party hereto shall have any right to cancel pursuant to this Paragraph 6.

            7. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be effective either upon personal delivery (against written receipt),

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one (1) day after delivery to a nationally-recognized overnight courier (e.g.
Federal Express) for next-day delivery or three (3) days after deposit in the United States mail, by certified mail, return receipt requested, addressed to the parties as follows, or at such address as a party may hereafter designate by notice to the others.

      If to Sublessor:     EASY LINK SERVICES, INC.
                           (formerly known as Mail.Com Business
                           Messaging Services, Inc.)
                           33 Knightsbridge Road
                           Piscataway, New Jersey  08854
                           Attention: Peter S. Macaluso, Vice President, Finance
                           Telephone: 732-652-3702
                           Facsimile: 732-352-6647

      with a copy to:      SCARINCI & HOLLENBECK, LLC
                           1100 Valley Brook Avenue
                           P.O. Box 790
                           Lyndhurst, New Jersey  07071-0790
                           Attention: Victor E. Kinon, Esq.

      If to a Sublessee:   HANOVERTRADE, INC.
                           379 Thornall Street
                           Edison, New Jersey 07871

      with a copy to:      Pepper Hamilton LLP
                           300 Alexander Park
                           Princeton, NJ 08543-5276
                           Attention: John Verlaque, Esq.

            Sublessor and Sublessee each hereby covenant and agree to promptly deliver to the other party copies of any and all notices or other correspondence received by it from Landlord that might affect Sublessor and Sublessee in any manner and further agrees, notwithstanding this Section 7 hereof to the contrary, to use good faith efforts to so deliver same in the manner most appropriate to insure that Sublessor will be able to respond to any of such

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notices or other correspondence from Landlord within any time periods set forth in the Prime Lease.

            8. Insurance. Prior to taking possession of the Subleased Premises, Sublessee shall deliver to Sublessor, Sublessee's insurance certificate(s) as required of Tenant under the Prime Lease.

            9. Brokerage. Sublessor hereby represents and warrants to Sublessee that Sublessor has not dealt with any broker, finder or other agent in respect to the transactions hereby contemplated except for GVA Williams for Sublessor and Newmark Real Estate of New Jersey for Sublessee (collectively the "Broker") and Sublessor hereby agrees to indemnify Sublessee for any claim for commission, finder's fee, or like charge asserted by any person, firm or corporation other than Broker claiming to have been engaged by Sublessor. Sublessee hereby represents and warrant to Sublessor that Sublessee has not dealt with any broker or finder with respect to the transactions hereby contemplated, except Broker, and Sublessee hereby agrees to indemnify Sublessor for any claim for brokerage commission or finder's fee asserted by any person, firm or corporation except Broker, claiming to have been engaged by Sublessee.

            10. Compliance with Laws. Sublessee shall comply with the requirements of all applicable laws, rules and regulations to the extent they apply to Sublessee's use and occupancy of the Subleased Premises.

            11.   Indemnification.

            Sublessee agrees to indemnify, defend and save harmless Sublessor from and against any and all claims arising from occupancy, conduct, operation or use of the Subleased Premises by Sublessee or arising from any breach or uncured default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant

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to the terms of this Sublease or which violates the terms of the Prime Lease, or under the provisions of any law, ordinance or regulation of any federal, state, municipal or other authority, or arising from any act, neglect or negligence of Sublessee, or its agents, contractors, servants, employees, or sublessees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation, occurring during the term of this Sublease, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including, without limitation, the reasonable fees of attorneys, investigators and experts); and if any action or proceeding be brought against Sublessor by reason of any such claim, Sublessee upon notice from Sublessor shall, at Sublessee's sole cost and expense, resist or defend such action or proceeding or cause it to be resisted or defended.

            12. Quiet Possession. As of the commencement date hereof, Sublessor grants Sublessee, subject to the Prime Lease, quiet possession of the Subleased Premises, which shall continue during the term of this Sublease.

            13. Attorney's Fees. If either party commences suit as a result of a breach of this Sublease, the non-prevailing party shall reimburse the other for all reasonable costs and expenses (including attorney's and accountant's fee) in connection with such suit.

            14. Binding Effect. This Sublease shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

            15. Amendments in Writing. This Sublease may not be modified except in writing signed by all parties hereto. This constitutes the entire agreement between the parties; any additional amendment or modification of the terms thereto shall not be effective unless made in writing and attached to the original hereof, executed by all parties. This Agreement shall be binding upon the successors, assigns and heirs of the respective parties.

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            16.   Further Assurances. Each party hereby agrees that upon the reasonable request of the other, it will (from time to time) execute and deliver to the other party all such instruments and documents of further assurance or otherwise, and will do any and all acts and things reasonably required to carry out its obligations hereunder and to consummate the transactions contemplated hereby and the purpose and intent hereof.

            17. Property. At the expiration of this Sublease or earlier termination Sublessee may remove its furniture, fixtures and equipment, repair any damage caused by such removal and make any and all repairs and/or restoration to the Subleased Premises as required by this Sublease and the Prime Lease and return the Subleased Premises to Sublessor and Landlord in the condition as set forth in the Prime Lease.

            18. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of New Jersey.

            19. Default By Sublessee. (a) If Sublessee shall be in default in fulfilling any of the covenants of this Sublease other than the covenants for the payment of Basic Rent, or if the Subleased Premises become vacant or deserted, then Sublessor upon ten (10) days' written notice to Sublessee of Sublessor's intention to end the term of this Sublease may by said notice cancel this Sublease and thereupon, at the expiration of said ten (10) days (if said default continues to exist), the term under this Sublease shall expire as fully and completely as if on that day herein definitely fixed for the expiration of the term, and Sublessee will then quit and surrender the Subleased Premises to Sublessor, but Sublessee shall remain liable as hereinafter provided.

                  (b) If the notice provided for in (a) above shall have been given, and the term shall expire as aforesaid; or (i) if Sublessee shall make default in the payment of the

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Basic Rent reserved herein or in making any other payment herein provided; or
(ii) if any execution or attachment shall be issued against Sublessee or any of Sublessee's property whereupon the Subleased Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Sublessee or (iii) if Sublessee shall default with respect to any other Prime Lease provision between Landlord and Sublessor, except as set forth in Section 5 [c] above, which shall remain uncured beyond the applicable cure period, or (iv) if Sublessee shall do anything which would otherwise constitute a default under the Prime Lease if made by Sublessor which shall remain uncured beyond the applicable cure period, (as to any of the foregoing events of which fact Sublessor shall be the sole judge), then and if any of such events Sublessor may, without notice, exercise the same rights as Landlord has against Sublessor in the Prime Lease as if the default by Sublessor in its obligations to Sublessor had been a default by Sublessor in its obligations to Landlord.

            20. No Assignment or Subletting. Sublessee shall have no right to Assign this Agreement, Sublet the Subleased Premises (or any portion thereof) or permit the occupancy of the Subleased Premises by any person or entity without first having secured permission from Sublessor, which shall not be unreasonably withheld or delayed, and from Landlord as required by the terms and conditions of the Prime Lease.

            21. Parking. Subject to such limits and costs therein set forth, Sublessee shall be entitled to a proportionate shall of such non exclusive parking to which Tenant shall have been entitled pursuant to the Prime Lease.

            22. Security Deposit. Upon execution of the Sublease, Sublessee shall pay to Sublessor $0.00 as a security deposit. Upon termination of the Sublease, payment of all charges due and return of the Subleased Premises to Sublessor in accordance with the terms of this

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Sublease and the Prime lease, Sublessor shall return to Sublessee, that portion of the Security Deposit which has not been applied as herein permitted. The Security Deposit shall be commingled with Sublessor's general funds and not placed in any specific account. Provided Sublessee is not then in default in the payment of Rent, or any other charges due Sublessor, and further provided the Subleased Premises are delivered in the condition required by this Sublease and the Prime Lease, said security deposit shall be returned to Sublessee within thirty (30) days after Sublease expiration. If Sublessee is in default at any time or if the Subleased Premises are not left as above required, then after notice to Sublessee the security deposit shall be applied to the extent available on account of sums due Sublessor or Landlord or the cost of repairing damages to or restoring the Subleased Premises.

            23. Electricity. Landlord shall furnish electricity to the Subleased Premises as provided in the Prime Lease. Subject to change set forth in the Prime Lease the initial payment by Sublessee to Sublessor for electricity shall be $1.50 per square foot per annum (i.e. $5,100.00) payable in a monthly amount of $ 412.00 together with the Basic Rent payable hereunder.

            IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

                        SUBLESSOR: EASYLINK SERVICES, INC.

                                      __________________________________________
                                      By: Peter S. Macaluso
                                      Title: Vice President, Finance

                        SUBLESSEE: HANOVERTRADE, INC.

                                      __________________________________________
                                      By: ______________________________________
                                      Title:____________________________________

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                                   EXHIBIT "A"

                                SUBLEASE PREMISES

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                                   EXHIBIT "B"

                                   PRIME LEASE